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EXHIBIT 1.1

ARTICLES OF INCORPORATION, AS AMENDED,
OF MI DEVELOPMENTS INC.
(FORMERLY 1305274 ONTARIO INC.)
AS CURRENTLY IN EFFECT

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1.	The name of the corporation is:	Dénomination sociale de la société:
1305274 ONTARIO INC.
2.	The address of the registered office:	Adresse du siège social:
337 MAGNA DRIVE
(Street & Number or R.R. Number & if Multi-Office Building give Room No.) (Rue et numéro ou numéro de la R.R. et, s'll s'agit d'un edifice a bureaux, numéro du bureaux)
	AURORA, ONTARIO	L 4 G 7 K 1
	(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste)	(Postal Code) (Code postal)
3.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d'administrateurs:
MINIMUM 1; MAXIMUM 10
4.	The first director(s) is/are:	Premier(s) administrateur(s):	Resident
	First Name, initials and surname Prénom, initiales et nom de famille	Residence address, giving Street & No. or R.R. No., Municipality and Postal Code Addresse personnelle, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal	Canadian State Yes or No Resident Canadien Oui/Non
	BRUCE R. CLUNEY	100 WELLS STREET, AURORA, ONTARIO L4G 1T3	YES
5.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.	Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.
NONE
6.	The classes and any maximum number of shares that the corporation is authorized to issue:	Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisé à émettre:
The Corporation is authorized to issue an unlimited number of shares of a class to be designated as Common Shares.
7.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administratuers relatifs à chaque catégories d'actions qui peut étre émise en série:

1.	The rights of the holders of Common Shares are equal in all respects and include the rights,
(a)	to vote at all meetings of shareholders, except meetings of a particular class or series:
(b)	to receive the remaining property of the Corporation upon dissolution; and
(c)	to receive such dividends as may be declared by the Board of Directors.
8.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:	L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes:
No shares shall be transferred without either:
(a)	the consent of the directors of the Corporation expressed by a revolution passed by the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or
(b)
the consent of the holders of a majority of the Common Shares of the Corporation for the time being outstanding expressed by a resolution passed by the shareholders or by an instrument or instruments in writing signed by the holders of not less than a majority of such Common Shares of the Corporation.
9.	Other provisions, if any, are:	Autres dispositions, s'il y a lieu:
(a)
The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.
(b)	Any invitation to the public to subscribe for securities of the Corporation is prohibited.
10.	The names and addresses of the incorporators are First name, initials and surname or corporate name Prénom, initiale et nom de famille ou dénomination sociale
Nom et adresse des fondateurs
Full residence address or address of registered office or of principal place of business giving Street & No. or R.R. No., municipality and postal code
Adresse personelle au complet, adresse du siège social ou adresse de l'établissement principal, y compris la rue et le numéro, le numéro de la R.R., le nom de la municipalité et le code postal
	BRUCE R. CLUNEY	100 WELLS STREET, AURORA, ONTARIO L4G 1T3
	These articles are signed in duplicate.	Les présents statuts sont signés en double exemplaire.
Signatures of Incorporators (signatures des fondateurs)
/s/ BRUCE R. CLUNEY BRUCE R. CLUNEY

 ARTICLES OF AMENDMENT
STATUS DE MODIFICATION

1.	The name of the corporation is:	Dénomination sociale de la société:
1305274 ONTARIO INC.
2.	The name of the corporation is changed to (if applicable):	Nouvelle dénomination sociale de la société (s'il y a lieu):
MI DEVELOPMENTS INC.
3.	Date of incorporation/amalgamation:	Date de la constitution ou de la fusion:
1998 July 15 (Year, Month, Day) (année, mois, jour)
4.	The articles of the corporation are amended as follows:	Les statuts de la société sont modifiés de la façon suivante.
The articles of the Corporation be amended to change the name of the Corporation to MI DEVELOPMENTS INC.
5.	The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.	La modification a été dument autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions
6.	The resolution authorizing the amendment was approved by the shareholders/directors (as applicable of the corporation on	Les auctionnaires ou les administrateurs (selon le cas) de la société la résolution autorisant la modification le
1999 July 20 (Year, Month, Day) (année, mois, jour)
	These articles are signed in duplicate.	Les présents statuts sont signés en double exemplaire.
1305274 ONTARIO INC. (Name of Corporation) (Dénomination sociale de la société)
By:/Par:	/s/ J. BRIAN COLBURN	SECRETARY
	(Signature) (Signature)	(Description of Office) (Fonction)

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ARTICLES OF INCORPORATION, AS AMENDED, OF MI DEVELOPMENTS INC. (FORMERLY 1305274 ONTARIO INC.) AS CURRENTLY IN EFFECT
ARTICLES OF INCORPORATION STATUTS CONSTITUTIFS
ARTICLES OF AMENDMENT STATUS DE MODIFICATION